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                                                                       EX-99.B11

                         Independent Auditors' Consent


The Board of Trustees and Shareholders
Stagecoach Trust:

We consent to incorporation by reference in the Stagecoach Trust Post-Effective Amendment No. 7 to the Registration Statement Number 33-64352 on Form N-1A under the Securities Act of 1933 and Amendment No. 9 to the Registration Statement Number 811-7780 on Form N-1A under the Investment Company Act of 1940 of our report dated April 11, 1997 on the financial statements and financial highlights of the LifePath 2000 Fund, LifePath 2010 Fund, LifePath 2020 Fund, LifePath 2030 Fund and LifePath 2040 Fund (five of the series constituting Stagecoach Trust) (the "Funds") as of February 28, 1997 and for the periods indicated therein, which report has been incorporated by reference in the Statement of Additional Information.

We also consent to incorporation by reference of our report dated April 11, 1997, on the financial statements and portfolios of investments of the LifePath 2000 Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio and LifePath 2040 Master Portfolio (five of the series constituting Master Investment Portfolio) as of February 28, 1997 and for the periods indicated therein, which report has been incorporated by reference in the Statement of Additional Information.

We also consent to the reference to our firm under the headings "Financial Highlights" and "Independent Auditors" in the prospectus and "Independent Auditors" in the Statement of Additional Information.

/s/ KPMG Peat Marwick LLP

San Francisco, California
June 27, 1997